EXHIBIT 23-a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Morgan Stanley (the “Company”) on Form S-3 of our reports dated February 28, 2011 relating to the consolidated financial statements of Morgan Stanley and the effectiveness of the Company’s internal control over financial reporting (which (1) report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph concerning the Company changing its fiscal year end from November 30 to December 31 and (2) report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010 expresses an unqualified opinion), appearing in the Annual Report on Form 10-K of Morgan Stanley for the calendar year ended December 31, 2010, and to the reference to us under the heading “Experts” in each prospectus which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
November 21, 2011